Exhibit 10.32

SEMTECH CORPORATION
2017 LONG-TERM EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD CERTIFICATE

THIS AWARD is made this [Grant Date] (the “Award Date”) by Semtech Corporation, a Delaware corporation (the “Corporation”), to [Legal Name] (the “Participant”).

R E C I T A L S

A. The Corporation has established the Corporation’s 2017 Long-Term Equity Incentive Plan (the “Plan”) in order to provide eligible persons of the Corporation with an opportunity to acquire shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”).

B. The Administrator has determined that it would be in the best interests of the Corporation and its stockholders to grant the restricted stock unit award (the “Award”) described in this Award Certificate to the Participant as compensation, as an inducement to remain in the service of the Corporation, and as an incentive for increasing efforts during such service.

NOW, THEREFORE, this Award is made on the following terms and conditions:

1.    Definitions. Capitalized terms used in this Award Certificate and not otherwise defined herein shall have the meanings given to such terms in the Plan.

2.    Award of Stock Units. Pursuant to the Plan, the Corporation hereby awards to the Participant as of the date hereof an Award with respect to [Amount] restricted stock units (subject to adjustment in accordance with Section 7.1 of the Plan) (the “Stock Units”), which Stock Units are restricted and subject to forfeiture on the terms and conditions hereinafter set forth. As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed solely for purposes of calculating the amount of payment under the Plan and this Award Certificate to be equivalent to one outstanding share of the Common Stock (subject to adjustment in accordance with Section 7.1 of the Plan). The Stock Units shall be used solely as a device for the determination of the payment to eventually be paid to the Participant if such Stock Units vest pursuant to Section 4 hereof. The Stock Units shall not be treated as property or as a trust fund of any kind. The Participant acknowledges that the Administrator may use a broker or other third party to facilitate its restricted stock unit award recordkeeping and agrees to comply with any administrative rules and procedures regarding restricted stock unit awards as may be in place from time to time. The Participant acknowledges and agrees that the Corporation may require that any Common Stock received under the Award be deposited in a brokerage account (in the name of the Participant) with a broker designated by the Corporation, and the Participant agrees to take such reasonable steps as the Corporation may require to open and maintain such an account.

3.     Rights as a Stockholder; Dividends and Voting.

(a)    Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 3(b) below with respect to dividend equivalent rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying such Stock Units.

(b)    Dividend Equivalent Rights Distributions. In the event that the Corporation pays an ordinary cash dividend on its Common Stock and the related dividend payment record date occurs at any time after the Award Date and before all of the Stock Units subject to the Award have either been paid pursuant to Section 5 or terminated pursuant to Section 4, the Corporation shall credit the Participant as of the payment date of such dividend with an additional number of Stock Units equal to (i) the per-share cash dividend paid by the Corporation on its Common Stock with respect to such record date, multiplied by (ii) the total number of outstanding and unpaid Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the Plan and/or Section 10 hereof) subject to the Award as of such record date, divided by (iii) the fair market value of a share of Common Stock (as determined under the Plan) on the payment date of such dividend. Any Stock Units credited pursuant to the foregoing provisions of this Section 3(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 3(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 5 or terminated pursuant to Section 4.

4.    Vesting; Termination of Employment.

(a)    Vesting in General. Subject to Sections 4(b) and (c) below, the Award shall vest and become nonforfeitable with respect to [one-third (1/3)] of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) on [each of the first, second, and third anniversaries of the Award Date]. The Participant has no right to pro-rated vesting with respect to the Award if his or her services to the Corporation or one of its Subsidiaries terminates before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Participant was in service to the Corporation and/or any of its Subsidiaries).

(b)    Termination In Connection With a Change in Control. Notwithstanding any other provision to the contrary contained herein and subject to the provisions of Section 7 of the Plan, in the event the Participant is a participant in the Corporation’s Executive Change in Control Retention Plan (the “Change in Control Plan”) immediately prior to his or her Termination Date (as defined in Section 4(c) below) and the Participant’s employment is terminated in a Qualifying Termination during a Change in Control Window (as such terms are defined in the Change in Control Plan), 100% of the total Stock Units (to the extent outstanding and not previously vested immediately prior to such termination of employment) shall be vested on the Termination Date or, if such Termination Date occurs in the Change in Control Window but prior to the consummation of the Change in Control (as defined in the Change in Control Plan) to which the Change in Control Window relates, on the date of such Change in Control, provided in each case that the Participant executes and delivers to the Corporation (and does not revoke) the release contemplated by the Change in Control Plan not later than twenty-one (21) days (forty-five (45) days, if such longer period is required by applicable law) following such vesting date.

(c)    Effect of Termination of Employment. Notwithstanding anything to the contrary contained in any employment or similar agreement entered into by and between the Participant and the Corporation, subject to Section 4(b), if the Participant’s employment with the Corporation is terminated for any reason, whether with or without cause, voluntarily or involuntarily, by the Participant or by the Corporation, or due to the Participant’s death or disability, then the Stock Units (including, for clarity, any stock units credited as dividend equivalents pursuant to Section 3(b)) which have not vested as of the date that the Participant ceases to be employed by the Corporation (the “Termination Date”) shall automatically terminate and be cancelled as of the Termination Date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

5.    Timing and Manner of Payment of Stock Units. Subject to Section 6 below, on or as soon as practicable following (and in all events within thirty (30) days after) the vesting of any Stock Units subject to the Award pursuant to Section 4, the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Administrator in its discretion) equal to the number of Stock Units subject to the Award (including any Stock Units issued in respect of dividend equivalent rights) that vested on that particular vesting date; provided, however, that the Corporation reserves the right to settle any Stock Units credited as dividend equivalents pursuant to Section 3(b) by a cash payment. In the event of such a cash payment, the cash payable with respect to a Stock Unit shall equal the fair market value of a share of Common Stock (such fair market value determined under the Plan) as of the vesting date of that Stock Unit. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares or any such payment with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Corporation may, in its sole discretion, either ignore fractional share interests or settle them in cash. The Participant shall have no further rights with respect to any Stock Units that are paid pursuant to this Section 5 or that terminate pursuant to Section 4(c).

6.    Section 409A. Notwithstanding anything to the contrary herein or in the Plan, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, and, as a result of that status, any portion of the payments hereunder would otherwise be subject to taxation pursuant to Section 409A of the Code, the Participant shall not be entitled to any payments upon a separation from service until the earlier of (i) the date which is six (6) months after his or her separation from service for any reason other than death, or (ii) the date of the Participant’s death; provided that the first such payment thereafter shall include all amounts that would have been paid earlier but for such six (6) month delay.

7.    Non-Transferability of Award. This Award is personal and, prior to the time they have become vested pursuant to Section 4 hereof or Section 7.2 of the Plan, neither the Stock Units nor any rights hereunder may be transferred, assigned, pledged or hypothecated by the Participant in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process; provided, however, that such restrictions shall not apply to transfers to the Corporation. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Participant’s unvested rights under this Award, shall be null and void.

8.    No Right to Continued Employment or Service. Except as provided in Section 4(b), the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under the Award. Except as provided in Section 4(b), employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 4(c) above. Nothing contained in the Plan or the Award constitutes a continued employment or service commitment by the Corporation, confers upon the Participant any right to remain in the employ of or service to the Corporation, interferes with the right of the Corporation at any time to terminate such employment or services, or affects the right of the Corporation to increase or decrease the Participant’s other compensation. By accepting this Award, the Participant acknowledges and agrees that (a) any person who is terminated before full vesting of an award, such as the one granted to the Participant by this Award Certificate, could attempt to argue that he or she was terminated to preclude vesting; (b) the Participant promises never to make such a claim; and (c) except as otherwise expressly provided herein, in any event, the Participant has no right to pro-rated vesting with respect to the Award if his or her service terminates before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Participant was actually in the service of the Corporation and/or any of its Subsidiaries).

9.    Tax Consequences.

(a) Tax Consultation. The Participant understands that he or she may suffer adverse tax consequences as a result of his or her acceptance of the Award. The Participant represents that he or she has consulted with any tax consultants he or she deems advisable in connection with the acceptance of the Award and that he or she is not relying on the Corporation for any tax advice. By accepting this Award, the Participant acknowledges that he or she shall be solely responsible for the satisfaction of any taxes that may arise (including taxes arising under Section 409A of the Code) with respect to the Award, and that the Corporation shall not have any obligation whatsoever to pay such taxes.

(b) Withholding. Upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares of Common Stock to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or any of its subsidiaries with respect to such distribution of shares at the applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment. The Participant agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 9.

10.    Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 3(b).

11.    Severability. In the event that any provision or portion of this Award Certificate shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Award Certificate shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.

12.    Binding Effect. This Award Certificate shall extend to, be binding upon and inure to the benefit of the Participant and the Participant’s legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Section 7 with respect to the transfer of this Award Certificate or any rights hereunder or of the Stock Units), and upon the Corporation and its successors and assigns, regardless of any change in the business structure of the Corporation, be it through spin-off, merger, sale of stock, sale of assets or any other transaction.

13.    Notices. Any notice to the Corporation contemplated by this Award Certificate shall be in writing and be addressed to it in care of its Corporate Secretary; and any notice to the Participant shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.

14.    Plan. The Award and all rights of the Participant under this Award Certificate are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Certificate. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Certificate. Unless otherwise expressly provided in other sections of this Award Certificate, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

15.    Entire Agreement. This Award Certificate, together with the Plan, constitutes the entire understanding between the Corporation and the Participant with regard to the subject matter of this Award Certificate. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Award Certificate.

16.    Waiver. The waiver of any breach of any duty, term or condition of this Award Certificate shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Award Certificate.

17.    Interpretation. The interpretation, construction, performance and enforcement of the terms and conditions of this Award Certificate and the Plan shall lie within the sole discretion of the Administrator, and the Administrator’s determinations shall be conclusive and binding on all interested persons.

18.    Choice of Law; Arbitration. This Award Certificate shall be governed by, and construed in accordance with, the laws of the State of California (disregarding any choice-of-law provisions). If the Participant is a party to an agreement with the Corporation to arbitrate claims, such agreement to arbitrate claims shall apply as to any dispute or disagreement regarding the Participant’s rights under this Award Certificate.

19.    Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Certificate shall be construed and interpreted consistent with that intent.

20.    Clawback Policy. The Award is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Award or any shares of Common Stock or other cash or property received with respect to the Award (including any value received from a disposition of the shares acquired upon payment of the Award).

21.    Section Headings. The section headings of this Award Certificate are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

22.    No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Certificate) or recommendation with respect to the Award.

The Participant, in accepting the Award, agrees to the terms and conditions of this Agreement.

SEMTECH CORPORATION,
a Delaware corporation

By:
Its: